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                                                                   EXHIBIT 10.3

                               STANDBY AGREEMENT

                 This STANDBY AGREEMENT, dated as of February 27, 1998 (the "Agreement"), between Thomas P. Tatham (the "Stockholder"), DeepTech International Inc., a Delaware corporation (the "Company"), Tatham Brothers, LLC, a Delaware limited liability company ("Tatham Brothers"), Tatham Offshore, Inc., a Delaware corporation ("Offshore"), and El Paso Natural Gas Company, a Delaware corporation ("Parent").

                 Parent, the Company and El Paso Acquisition Company, a Delaware corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") on the date of this Agreement pursuant to which Parent proposes to acquire the entire equity interest in the Company pursuant to the merger (the "Merger") of the Company with Parent or Merger Sub, as a result of which each outstanding share of Common Stock, $.01 par value, of the Company (the "Company Common Stock"), would be converted into the right to receive Common Stock, $3.00 par value, of Parent (the "Parent Common Stock") or cash as provided in the Merger Agreement.

                 As part of the transactions contemplated by the Merger Agreement, the Company, Offshore, DeepFlex Production Services, Inc. ("DeepFlex") and Parent are entering into a Contribution and Distribution Agreement (the "Contribution Agreement") on the date of this Agreement pursuant to which the Company will contribute to Offshore the stock of DeepFlex in exchange for the consideration stated in the Contribution Agreement.

                 Pursuant to the Contribution Agreement, the Company will distribute on a pro rata basis to the holders of Company Common Stock rights (the "Rights") to purchase all of the Offshore Shares (as defined in the Contribution Agreement) (the "Rights Offering").

                 Parent and the Company desire to induce Tatham Brothers to enter into this Agreement by entering into the Merger Agreement, and Tatham Brothers desires to induce Parent and the Company to enter into the Merger Agreement by entering into this Agreement.

                 Capitalized terms used but not defined herein have the meanings set forth in the Contribution Agreement.

                 Accordingly, in consideration of the mutual covenants and agreements set forth herein and in consideration of $1.00 and such other valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
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         1.      Standby Commitment.  (a)  To the extent any Unsubscribed
Shares have not theretofore been subscribed and paid for in the Rights Offering (the "Remaining Shares"), on the General Expiration Date, the Company will provide Tatham Brothers with a notice in writing setting forth the number of Remaining Shares and the aggregate subscription price therefor as provided in
Section 4.2 of the Contribution Agreement. No later than the Final Expiration Date, Tatham Brothers shall purchase from the Company (and the Company shall sell to Tatham Brothers), at the subscription price of $3.25 per Remaining Share, that number of such Remaining Shares, if any, which is necessary to provide the Company with net proceeds from the Rights Offering at least equal to $75 million.

         (b) At the closing of the purchase and sale of such Remaining Shares, Tatham Brothers shall make payment in cash to the Company of the subscription price for the Remaining Shares purchased by Tatham Brothers and, except as otherwise required by the Letter of Credit described in Section 3, the Company shall deliver to Tatham Brothers stock certificates representing the Remaining Shares purchased pursuant to this Agreement (the "Acquired Shares"), free and clear of all liens, charges and encumbrances (other than those created by Tatham Brothers).

         (c) In consideration for Tatham Brothers' commitment to purchase any Remaining Shares, Tatham Brothers will receive from Offshore a fee pursuant to the Purchase Commitment Agreement, dated as of even date herewith, between Tatham Brothers and Offshore.

         2. Guarantee. (a) The Stockholder hereby absolutely and unconditionally guarantees the performance by Tatham Brothers of its obligation under Section 1 of this Agreement (the "Obligation"). To the extent that Tatham Brothers fails to tender payment of the Obligation on the Final Expiration Date, the Stockholder shall immediately pay to the Company any unpaid portion of the Obligation.

         (b) The liability of the Stockholder under this guarantee shall be primary and not as a surety, and shall not be affected by the bankruptcy of Tatham Brothers, the Company or Offshore or any failure or delay by the Company or Parent in exercising any right or remedy against Tatham Brothers, or any amendment or waiver of any provision of the Contribution Agreement, the Merger Agreement or any other agreement executed and delivered in connection with the foregoing. The Stockholder hereby waives notice or demand of performance in the acceptance of its obligations hereunder.

         3. Letter of Credit. The Stockholder has obtained from NationsBank, N.A. ("NationsBank") an irrevocable letter of credit in the form of Exhibit A hereto (the "Letter of Credit") in favor of the Company. The cost of issuance of the Letter of Credit is being borne by Parent and Parent shall pay all such costs related to the issuance of the Letter of Credit directly to NationsBank (and Parent shall reimburse the Stockholder promptly if and to the extent any payments of fees and costs (excluding in all cases any



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obligation to reimburse NationsBank for drawings under the Letter of Credit)
under the Letter of Credit shall have been made by the Stockholder).

         4. Other Acts. The parties to this Agreement agree to, in a prompt manner and using all commercially reasonable efforts, prepare, file or draft such documents and perform such acts as required by the Letter of Credit, including, without limitation, upon the termination of the Merger Agreement pursuant to the terms thereof, the preparation and delivery of a signed certificate to such effect or, upon the closing of the Merger, the preparation of a signed certificate to such effect, and other certificates and documents required by the Letter of Credit (including certificates for any Offshore Shares) required to be delivered to NationsBank.

         5. Representations and Warranties of Tatham Brothers. Tatham Brothers hereby represents and warrants to Parent that:

                          (a)     Tatham Brothers is a limited liability
company duly organized, validly existing and in good standing under the laws of the State of Delaware;

                          (b)     Tatham Brothers has all requisite right,
power and authority to execute and deliver this Agreement and perform all its obligations hereunder;

                          (c)     the execution, delivery and performance of
this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on Tatham Brothers' part and does not constitute a violation of, conflict with or result in a material default under (i) any contract or agreement to which Tatham Brothers is a party or by which Tatham Brothers is bound, (ii) any judgment, decree or order applicable to Tatham Brothers or (iii) to Tatham Brothers' actual knowledge, any law, rule or regulation of any governmental body applicable to Tatham Brothers, including, without limitation, any securities laws exemptions, in the case of clauses (i) through (iii), except for violations, conflicts or defaults which would not, or would not reasonably be expected to, materially affect Tatham Brothers' ability to perform its obligations under this Agreement;

                          (d)     this Agreement has been duly executed and
delivered by Tatham Brothers; and

                          (e)     this Agreement constitutes a valid and
binding agreement on Tatham Brothers' part, enforceable against Tatham Brothers in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.





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         6.      Miscellaneous.

                 6.1 Waiver and Amendment. Any agreement on the part of a party hereto to any waiver shall be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.

                 6.2 Assignment. Any party to this Agreement may assign its rights or interests hereunder without obtaining the written consent of any other party. No such assignment shall relieve the assigning party of any of its obligations under this Agreement and any non-assigning party shall have the right to seek remedies directly from the assigning party without seeking the same from the assignee. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. The parties hereto acknowledge that NationsBank has been granted a security interest in all of the right, title and interest of the Stockholder and Tatham Brothers in and to this Agreement.

                 6.3 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that NationsBank is a third party beneficiary of
Section 1(b) and such section may not be amended or modified without the express written consent of NationsBank.

                 6.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall be effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                 6.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its rules of conflicts of laws thereof.

                 6.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 6.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                       (a)     if to Parent or the Company, to





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                               El Paso Natural Gas Company
                               1001 Louisiana
                               Houston, Texas 77002
                               Attention:   William A. Wise
                               Facsimile No.:   (713) 757-6030

                               and

                               Attention:  Britton White, Jr.
                               Facsimile No.: (713) 757-1872

                               with a copy to:

                               Fried, Frank, Harris, Shriver & Jacobson
                               One New York Plaza
                               New York, New York  10004-1980
                               Attention:  Gary P. Cooperstein
                               Facsimile No.:  (212) 859-4000

                       (b) if to Tatham Brothers, the Stockholder or Offshore, to

                               7500 Chase Tower
                               600 Travis
                               Houston, Texas 77002
                               Attention:  Thomas P. Tatham
                               Facsimile No.:  (713) 224-7574

                               with a copy to:

                               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               1900 Pennzoil Place - South Tower
                               Houston, Texas  77002
                               Attention:  Rick L. Burdick
                               Facsimile No.: (713) 236-0822

                 6.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable





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manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                 6.9 Termination. This Agreement shall terminate upon termination of the Merger Agreement if the Merger has not been consummated prior thereto.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       EL PASO NATURAL GAS COMPANY



                                       By:
                                          ------------------------------
                                          Name:
                                          Title:





                                       TATHAM OFFSHORE, INC.



                                       By:
                                          ------------------------------
                                          Name:
                                          Title:







                                       ---------------------------------
                                              Thomas P. Tatham





                                       DEEPTECH INTERNATIONAL INC.



                                       By:
                                          ------------------------------
                                          Name:
                                          Title:




                                       TATHAM BROTHERS, L.L.C.



                                       By:
                                          ------------------------------
                                          Name:
                                          Title:




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